Exhibit 10.4

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Agreement”) is entered into effective as of June 1, 2004 (“Effective Date”) by and between Reef Partners LLC, a Nevada limited liability company (“Transferor”) and Reef Global Energy III, L.P., a Nevada limited partnership (“Transferee”).

Preliminary Statements

WHEREAS, Transferor serves as the managing general partner of Transferee, and in such capacity and in consideration for the management fee received by Transferor in such role, Transferor from time to time acquires interests in oil, gas and mineral leases on Transferee’s behalf;

WHEREAS, effective as of May 1, 2004, Transferor entered into an agreement with ORX Resources, Inc. (the “ORX”) to participate in the drilling of certain oil, gas and mineral leases located in St. Mary Parish, Louisiana within the area known as the “Bayou Carlin Prospect” (more fully described on Exhibit A hereto) (the “Bayou Carlin Participation Agreement”);

WHEREAS, the terms of the Bayou Carlin Participation Agreement provide for, among other things, Transferee to receive 37.496% of all of ORX’s right, title and interest in and to all oil, gas and mineral leases, or other contracts currently owned, or hereafter acquired, by ORX to the extent that such oil, gas and mineral contracts are included within the boundaries of the AMI created and established for the Bayou Carlin Prospect, it being the intent of ORX to convey Transferor a 28.5% interest in the units established for the initial test well on the Bayou Carlin Prospect (the “Reef Participation Interest”);

WHEREAS, the Reef Participation Interest has not yet been recorded in the name of Transferor, it being Transferor’s knowledge and belief that the Reef Participation Interest will be assigned by ORX to Transferor upon the drilling and completion of a producing well on the Bayou Carlin Prospect; and

WHEREAS, in its role as managing general partner of Transferee, Transferor acquired a portion of its right, title and interest to the Reef Participation Interest for the benefit of Transferee, and by way of this Agreement intends to assign to Transferee such portion of the Reef Participation Interest, it being the intent of Transferor to convey to Transferee a working interest equal to 1.5472% before payout and 1.3538% after payout in THE BAYOU CARLIN PROSPECT SL 13470 #1 ST #1 WELL BORE AND WELLBORE ONLY (the “Assigned Interest”).

Agreement

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

1.             Assignment. Transferor hereby conveys, transfers and assigns to, and contributes to the capital of, Transferee, its successor and assigns, forever, all of Transferor’s rights, title, privileges and interest in and to the Assigned Interest arising under the Bayou Carlin Participation Agreement.  The recordation of such assignment shall occur in St. Mary Parish, Louisiana as soon as reasonably practicable following ORX’s assignment of the Reef Participation Interest to Transferor.

2.             Further Assurances.  Transferor and Transferee, for themselves and their respective successors and assigns, covenant and agree that they will execute and deliver such additional agreements, instruments or documents such as deeds, bills of sale, assignments, UCC financing statements, transfers and conveyances, powers of attorney, assurances, consents or assumptions, and will take such further actions, as are necessary to transfer and assign more fully the Assigned Interest.

3              Governing Law. This Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the State of Nevada, excluding its conflict of law rules.

The parties to this Agreement have executed and delivered this Agreement as of the Effective Date.

TRANSFEROR:		TRANSFEREE:

REEF PARTNERS LLC		REEF GLOBAL ENERGY III, L.P.

By: Reef Partners, LLC		By: Reef Partners, LLC

By:	/s/ Michael J. Mauceli	By:	/s/ Michael J. Mauceli
Name:	Michael J. Mauceli	Name:	Michael J. Mauceli
Title:	Manager	Title:	Manager

Exhibit A

Oil, Gas and Mineral Leases within the Bayou Carlin Prospect Subject to Assignment

(a)                                  Mineral Lease granted by Miami Corporation to Am-Per Enterprises, Inc., dated July 12, 2001, a memorandum of which, dated of even date with said mineral lease, is recorded in Conveyance Book 44-I, page 538, Entry No. 274,405 of the records of St. Mary Parish, Louisiana.

(b)                                 Mineral Lease granted by Kearny Properties, L.L.C., to Am-Per Enterprises, Inc., dated June 1, 2001, a memorandum of which dated June 14, 2001, is recorded in Conveyance Book 44-1, page 126, entry No. 274,405 of the records of St. Mary Parish, Louisiana.

(c)                                  Option to enter into Oil, Gas and Mineral Lease by Kearny Properties, L.L.C. to ORX Resources, Inc. dated effective March 31, 2004, which is recorded in Conveyance Book 57, page 298, Entry No. 285,498 of the records of St. Mary Parish, Louisiana.